SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549
       __________________________________________________

                            FORM 8-K
                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

      Date of Earliest Event Reported: September 14, 2000


       THE MURDOCK GROUP CAREER SATISFACTION CORPORATION
     (Exact name of registrant as specified in its charter)


    Utah                         0-29705               87-0574421
(State of Incorporation) (Commission File No.)    (I.R.S. Employer
                                              Identification No.)


              5295 South Commerce Drive, Suite 475
                   Salt Lake City, Utah 84107
          ____________________________________________
            (Address of Principal Executive Offices)


                         (801) 268-3232
        (Issuer's Telephone Number, Including Area Code)

Item 5.   Other Events

     On September 12, 2000, the Company announced restructuring plans that will take place immediately. The plans include a proposed name change to The Murdock Group Holding Company, Inc. The name change is subject to shareholder approval of an amendment to the articles of incorporation effecting the change. The registrant has commenced doing business under the new name pursuant to a "d/b/a" filing with the State of Utah Division of Corporations pending the formal change effected by amendment to the articles of incorporation. The restructure plans are intended to increase profitability and to restructure the registrant's outstanding debt.

     The registrant has engaged a professional management consultant firm specializing in corporate renewal to assist it in the design and implementation of a restructure plan aimed at increasing profitability and enabling the registrant to meet its obligations.

     The registrant's most recent balance sheet filed August 21, 2000 with its quarterly report on Form 10-QSB for the quarter ended June 30, 2000 indicated a shareholders' deficit of approximately $3.1 million. Subsequent losses have increased the deficit and management believes that absent successful rehabilitation of the company unsecured creditors can expect no substantial recovery and shareholders may sustain a complete loss of their investment.

     The restructure plan to be implemented by the registrant seeks to meet the expectations of the registrant's stakeholders (including note holders and shareholders) by:

          Reducing operating expenses to increase the profitability of the registrant's career development division, which currently generates $2.5 million in revenues annually;

          Negotiating with creditors to restructure more than $26 million of secured and unsecured liabilities;

          Adding seasoned business leaders and financial experts to the senior management team of the registrant;

          Refocusing the chief executive officer's priorities to emphasize making strategic acquisitions for the registrant;

          Establishing an advisory board to monitor acquisitions, financing arrangements, cash disbursements and plan implementation; and

          Providing timely plan progress reports to all stakeholders of the registrant.

     The registrant intends to begin implementation of the plan immediately. It is anticipated that compromises with creditors may include issuing common stock or other securities in satisfaction of outstanding liabilities, in whole or in part, and entering into payment schedules and agreements to forbear.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

99.1 Press Release dated September 12, 2000.


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                    THE MURDOCK GROUP CAREER SATISFACTION CORPORATION


                    By: /s/ KC Holmes
                       ----------------------------------------------
                        KC Holmes, Chief Executive Officer






Dated: September 14, 2000